UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 8, 2019

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The company held its 2019 annual meeting of shareholders on May 8, 2019, in Omaha, Nebraska. All matters voted on were approved. The numbers of shares cast for, against or withheld are as follows:

1.	Proposal to elect three directors, each to serve three-year terms that expire at the 2022 annual meeting.

Nominee NameForWithheld

James Crowley33,098,284488,943

Gene Edwards33,229,803357,424

Gordon Glade21,764,40411,822,823

There were 7,835,653 broker non-votes with respect to this matter.

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2019.

ForAgainstAbstain

37,657,036677,48794,536

3.	Proposal to ratify and approve adoption of the Green Plains Inc. 2019 Equity Incentive Plan.

ForAgainstAbstain

33,006,523505,36375,341

There were 7,835,653 broker non-votes with respect to this matter.

4.	Proposal to cast an advisory vote to approve the company’s executive compensation.

ForAgainstAbstain

31,313,0192,210,79863,410

There were 7,835,653 broker non-votes with respect to this matter.

No other matters were voted on at the annual meeting.

Item 8.01.   Other Events.

On May 8, 2019,  Green Plains Inc. announced that its board of directors approved a quarterly cash dividend of $0.12 per share on the company’s common stock. The dividend will be payable on June 14, 2019, to shareholders of record at the close of business on May 24, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

NumberDescription

99.1Press release, dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019	Green Plains Inc. By: /s/ Michelle Mapes Michelle Mapes Chief Legal & Administration Officer and Corporate Secretary